UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Consent Solicitation Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AB COMMERCIAL REAL ESTATE PRIVATE DEBT FUND, LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

This Amendment No. 1 (the “Amendment”) to the Definitive Proxy Statement of AB Commercial Real Estate Private Debt Fund, LLC, filed with the Securities and Exchange Commission on June 23, 2026 (the “Definitive Proxy Statement”) amends and restates in its entirety the Definitive Proxy Statement and the Consent Form. This Amendment is being filed to update the consent deadline and to replace the materials web address.

AB COMMERCIAL REAL ESTATE PRIVATE DEBT FUND, LLC

66 Hudson Boulevard East

New York, New York 10001

June 23, 2026

Dear Member:

On March 26, 2026, Equitable Holdings, Inc., a Delaware corporation (“Equitable”), the indirect owner of AllianceBernstein L.P., a Delaware limited partnership (“AB” or the “Investment Manager”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Equitable, Corebridge Financial, Inc., a Delaware corporation (“Corebridge”), and various Corebridge subsidiaries. Equitable and Corebridge have agreed, subject to the terms and conditions of the Merger Agreement, to effect an all-stock merger transaction to combine their respective businesses into a newly formed company (“HoldCo”) (such transaction, the “Merger”). Equitable is the indirect parent of AllianceBernstein Corporation, the general partner of AB. Equitable also holds 68% of the outstanding partnership interests of AB.

AB and its affiliates do not anticipate that the Merger will have a material impact on AB or any affiliate of AB providing services to the Fund, including in its capacity as the Investment Manager. AB’s current leadership and key investment teams are expected to stay in place, and no change in senior management’s strategy for AB (including in its capacity as the Investment Manager) is anticipated as a result of the implementation of the Merger.

Without the consent of a Majority of the non-Affiliated Members, AB Commercial Real Estate Private Debt Fund, LLC, a Delaware limited liability company (the “Fund”) may not enter into any transaction, with respect to the limited liability company agreement of the Fund or any investment advisory contract between the Fund and the Investment Manager, that would constitute an “assignment” as such term is defined under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The planned Merger may be deemed to be an assignment under the Advisers Act and gives rise to this consent solicitation.

We are writing to ask for your written consent to the deemed assignment of the Management Agreement upon the closing of the Merger. The Board recommends approval of the proposed new Management Agreement by Members of the Fund.

Your consent is extremely important to us. We urge you to sign, date and promptly return the enclosed Member Consent Form in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States. Note that if the Member does not return provide a written objection within forty-five (45) days after delivery of the enclosed Member Consent Form, the Fund will assume that the Member has consented to the deemed assignment.

On behalf of the Board of Directors, we thank you for your continued support of the Fund.

Sincerely,

By:	/s/ Leon Hirth
Name:	Leon Hirth
Title:	Senior Vice President

PLEASE SIGN, DATE AND RETURN THE ENCLOSED MEMBER CONSENT FORM IN THE ENCLOSED ENVELOPE TO SUBMIT YOUR CONSENT AS SOON AS POSSIBLE. YOUR CONSENT IS IMPORTANT.

AB COMMERCIAL REAL ESTATE PRIVATE DEBT FUND, LLC

66 Hudson Boulevard East

New York, New York 10001

NOTICE OF CONSENT SOLICITATION

Consent Deadline:	August 27, 2026 at 5:00 pm ET

Record Date:	June 12, 2026. Only Members of record as of the close of business on the Record Date are entitled to submit a consent with respect to the Proposal described herein.

Consent:	To approve the deemed assignment of the Management Agreement between AB Commercial Real Estate Private Debt Fund, LLC and AllianceBernstein L.P., as Investment Manager (the “Management Agreement Proposal”).

Consent Submission:	Important. Please submit your written consent promptly to ensure timely receipt of the requisite consents prior to the Consent Deadline. Submitting your consent by mail, PDF or email will save the expenses and extra work of additional solicitation. A consent may be revoked at any time before the Consent Deadline by submitting a written notice of revocation or a subsequently executed and dated Member Consent Form, provided that once consents sufficient to approve the Management Agreement Proposal have been received, no further revocations will be effective.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT MEMBERS CONSENT “FOR” THE MANAGEMENT AGREEMENT PROPOSAL TO BE CONSIDERED IN THIS CONSENT SOLICITATION. A FAILURE TO NOTIFY THE FUND IN WRITING OF YOUR OBJECTION TO THE MANAGEMENT AGREEMENT PROPOSAL WILL BE DEEMED TO BE CONSENT TO THE MANAGEMENT AGREEMENT PROPOSAL.

Important notice regarding the availability of consent solicitation materials. The Fund’s Consent Solicitation Statement and the Member Consent Form are available at https://proxyvotinginfo.com/p/abconsent.

By Order of the Board of Directors,

By:	/s/ Leon Hirth
Name: Leon Hirth
Senior Vice President
June 23, 2026

- i -

AB COMMERCIAL REAL ESTATE PRIVATE DEBT FUND, LLC

66 Hudson Boulevard East

New York, New York 10001

CONSENT SOLICITATION STATEMENT

WRITTEN CONSENT OF MEMBERS

August 27, 2026

AB Commercial Real Estate Private Debt Fund, LLC, which we refer to as the “Fund,” “we,” “us” or “our,” has made these consent solicitation materials available to you on the Internet or has delivered printed versions of these materials to you by mail in connection with the solicitation of written consents by the board of directors of the Fund, which we refer to as the “Board,” for use in a written consent solicitation (the “Consent Solicitation”).

The Fund’s consent solicitation materials, including this Consent Solicitation Statement and the Member Consent Form, were first sent or made available to Members on or about June 24, 2026.

Capitalized terms used but not defined in this Consent Solicitation Statement shall have the meanings ascribed to them in the Second Amended and Restated Limited Liability Company Operating Agreement of the Fund, dated as of June 20, 2022, which we refer to as the “Operating Agreement.”

THE FUND, THE BOARD, AND THE INVESTMENT MANAGER

The Fund

The Fund is AB Commercial Real Estate Private Debt Fund, LLC and its principal offices are located at 66 Hudson Boulevard East, New York, New York 10001. The Fund is subject to certain reporting requirements set forth in the Exchange Act, including the filing of annual, quarterly and current reports, proxy statements and other information with the SEC. The Fund has units registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Board

The Fund is managed by a Board comprised of at least three and not more than nine Directors. The Board has authority to delegate management of the Fund’s business and affairs to the Investment Manager pursuant to the Management Agreement (as defined below). The Members have no authority or right to act on behalf of the Fund in connection with any matter.

The responsibilities of the Board include oversight of the Fund’s investment activities, corporate governance activities and oversight of the Fund’s financing arrangements. Oversight of the investment activities extends to oversight of the risk management processes employed by the Investment Manager as part of its day-to-day management of the Fund’s investment activities. The Board reviews risk management processes at both regular and special Board meetings throughout the year, consulting with appropriate representatives of the Investment Manager as necessary.

Directors and Executive Officers

The following table sets forth information regarding the current Directors of the Fund and each executive officer of the Fund as of the date of this Consent Solicitation Statement:

Name	Position(s) Held with the Fund	Director/Officer Since
Peter J. Gordon	Director, Chief Executive Officer	2025
Matthew Bass	Director	2025
Edward Gellert	Director	2025
Marguerite Brogan	Director, Chief Financial Officer	2025

The address for each Director and executive officer of the Fund is c/o AB Commercial Real Estate Private Debt Fund, LLC, 66 Hudson Boulevard East, New York, New York 10001.

The Investment Manager

The Investment Manager is AllianceBernstein L.P. (“AllianceBernstein” or “AB”). The Investment Manager is one of the world’s largest investment management firms, with approximately $899 billion in assets under management as of May 31, 2026, and a global client base that includes institutions, private clients and retail investors. The Investment Manager can leverage AB’s dedicated economic, fundamental equity, fixed income, and quantitative research groups, as well as experts focused on multi-asset and alternatives strategies.

As of March 31, 2026, the ownership structure of AB, including limited partnership units outstanding as well as the general partner’s 1% interest, is as follows:

Owner	Approximate Ownership
Equitable and its subsidiaries	68.0%
AB Holding	31.4%
Unaffiliated holders	0.6%

Total	100.0%

Including both the general partnership and limited partnership interests in AB Holding and AB, Equitable and its subsidiaries have an approximate 68.0% economic interest in AB as of March 31, 2026.

INFORMATION REGARDING THIS SOLICITATION

Solicitation of Consents

The Fund is paying all costs associated with the solicitation of written consents. The Fund has retained Sodali & Co, which we refer to as “Sodali,” to assist in the solicitation of proxies at a cost that the Fund anticipates will not exceed $25,000.

In addition to the solicitation of consents by mail, consents may be solicited by other means, including in person and by telephone, facsimile and email, by Sodali and/or by Directors, officers and employees of the Fund, the Investment Manager, and/or affiliates of the Investment Manager, none of whom will receive any additional compensation for their services.

Notice of Internet Availability of Consent Solicitation Materials

In accordance with SEC regulations, the Fund has made this Consent Solicitation Statement and the Member Consent Form available to Members on the Internet. Members may (i) access and review the Fund’s consent solicitation materials and (ii) elect to receive future proxy and consent solicitation materials by sending an email to ABISPROXY@AllianceBernstein.com.

Record Date; Units Outstanding; Members of Record

Only Members of record as of the close of business on June 12, 2026 (the “Record Date”) are entitled to notice of and to participate in the Consent Solicitation. As of the Record Date, there were 50,066,325.085 issued and outstanding Units of the Fund held by 2,530 Members of record.

Submission of Consents

Except as otherwise set forth in Sections 11.05 and 11.06 of the Operating Agreement, Members are entitled to consent with respect to each Unit held as of the Record Date. A Member may divide its Units for purposes of exercising consent rights.

Consent Required

Approval of the Management Agreement Proposal requires the consent of a Majority of the non-Affiliated Members. For purposes of calculating the required threshold:

•	“Non-Affiliated Members” means Members that are not Affiliates of the Investment Manager; and

•	“Majority” of the Members means, as of any date of determination, Members that hold a majority-in-interest of Units.

For purposes of calculating whether the required threshold has been satisfied, all Units held by non-Affiliated Members as of the Record Date will be included in the denominator. Accordingly, the Management Agreement Proposal will be approved if Members that are not Affiliates of the Investment Manager and who hold, in the aggregate, more than 50% of the Units held by all non-Affiliated Members, provide their written consent to the Management Agreement Proposal. Failure to submit a Member Consent Form, or to otherwise object in writing to the Management Agreement Proposal, within forty-five (45) days of the Member Consent Form being delivered to the Member will be deemed to be consent in favor of the Management Agreement Proposal.

As of the Record Date, there were 48,170,555.509 issued and outstanding Units of the Fund held by non-Affiliated Members.

Householding

The Fund combines mailings for multiple accounts going to a single household by delivering to that address, in a single envelope, a copy of the documents (annual reports, prospectuses, proxy statements, etc.) or other communications for all accounts who have consented or are deemed to have consented to receiving such communications in such manner in accordance with the rules promulgated by the SEC. If you are part of a household that has received only one copy of this proxy statement, the Fund will deliver promptly a separate copy of this proxy statement to you upon written or oral request. To receive a separate copy of this proxy statement, please contact the Fund by calling (212) 969-1000, or by mail to the Fund’s offices at AB Commercial Real Estate Private Debt Fund, LLC, 66 Hudson Boulevard East, New York, New York 10001, Attention: Secretary.

Revocation of Consents

A Member may revoke its consent and change its position before the Consent Deadline by: (i) signing and returning a new Member Consent Form dated as of a later date than the previously submitted Member Consent Form; or (ii) delivering a written notice of revocation to the Fund prior to the Consent Deadline at the following address: AB Commercial Real Estate Private Debt Fund, LLC, 66 Hudson Boulevard East, New York, New York 10001, Attention: Secretary. Once consents sufficient to approve the Management Agreement Proposal have been received, no further revocations will be effective.

Announcement of Consent Results

Final consent results will be published in a current report on Form 8-K within four business days after the Consent Deadline or such other date as the Fund determines that sufficient consents have been received to approve or reject the Management Agreement Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Units

The following table sets forth, as of the Record Date, the beneficial ownership of each current Director and executive officer of the Fund, and each person known to us to beneficially own 5.0% or more of the outstanding Units:

Name of Beneficial Owner	Units Beneficially Owned	Approximate Percentage of Outstanding Units
Matthew Bass	—	*
Edward Gellert	5,919.434	*
Peter J. Gordon	10,878.736	*
Marguerite Brogan	9,246.660	*
Beneficial Owners of 5% or more	—	*
All Directors and Executive Officers as a Group(1)	26,044.830	*

*	Represents less than 1%.
(1)	The address for each of our directors is c/o AB Commercial Real Estate Private Debt Fund, LLC, 66 Hudson Boulevard East, New York, New York 10001.

Dollar Range of Units Beneficially Owned by Directors

The following table sets forth, as of the Record Date, the dollar range of Units beneficially owned by each current Director of the Fund:

Name of Director	Dollar Range of Units in the Fund
Matthew Bass: Interested Director	None
Peter J. Gordon: Interested Director	Over $100,000
Edward Gellert: Interested Director	$50,001 – $100,000
Marguerite Brogan: Interested Director	$50,001 – $100,000

Dollar ranges are as follows: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or Over $100,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Certain members of the Investment Manager’s senior investment team may serve as officers, directors, members or principals of entities that operate in the same or a related line of business as the Fund, or of investment vehicles managed by the Investment Manager with similar investment objectives. Similarly, the Investment Manager may have other clients with similar, different or competing investment objectives. As a result, members of the Investment Manager’s senior investment team, in their roles at the Investment Manager, may face conflicts in the allocation of investment opportunities among the Fund and other investment vehicles managed by the Investment Manager with similar or overlapping investment objectives.

The Investment Manager and its affiliates may engage in other businesses and investment activities and are not obligated to devote all of their time and effort to the Fund.

Existing Investment Management Arrangements

The Fund has entered into an investment management agreement, as amended and restated on June 20, 2022, (as amended, the “Management Agreement”) with the Investment Manager, pursuant to which the Fund pay the Investment Manager a management fee for its services. In addition, pursuant to the Operating Agreement, the Fund pays the Investment Manager an incentive fee for its services. The Investment Manager is responsible for, among other things, identifying, sourcing, evaluating and monitoring investment opportunities consistent with the investment objectives and policies discussed herein. The Investment Manager’s incentive fee is based, among other things, on the value of our investments and, therefore, there may be a conflict of interest when personnel of the Investment Manager are involved in the valuation process for our portfolio investments. For example, the terms of the Investment Manager’s management fee and incentive fee may create an incentive for the Investment Manager to approve and cause us to make more speculative investments than the Fund would otherwise make in the absence of such fee structure.

Under the Management Agreement and the Operating Agreement, the Fund is also required to reimburse the Investment Manager for documented costs and expenses incurred by it on behalf of the Fund, except those specifically required to be borne by the Investment Manager under the Management Agreement and the Operating Agreement. The Investment Manager is responsible for, and the Fund does not reimburse the Investment Manager for, the expenses related to investment personnel of the Investment Manager who provide services to the Fund. However, the Fund does reimburse the Investment Manager for the Fund’s allocable share of compensation paid to certain of the Investment Manager’s non-investment personnel, which compensation is allocated among the Fund and other applicable clients of the Investment Manager on a basis that the Investment Manager believes in good faith to be fair and reasonable.

Pursuant to the Management Agreement and Sections 4.08 and 4.09 of the Operating Agreement, the Fund, for the fiscal years ended December 31, 2025 and December 31, 2024, incurred the following fees payable to the Investment Manager:

Period	Management Fee Incurred	Incentive Fee Incurred	Voluntary Waivers
Year Ended December 31, 2025	$5.2 million	$0.7 million	$0
Year Ended December 31, 2024	$4.5 million	$2.6 million	$0

The Investment Manager may determine to limit Organizational Expenses and Company Expenses in the aggregate borne by the Fund pursuant to an Expense Limitation Agreement, and amounts so borne by the Investment Manager may be reimbursed by the Fund during the three-year period described therein, subject to the applicable expense limitation.

Transfer Agent Agreement

The Fund entered into a transfer agent agreement with AllianceBernstein Investor Services, Inc., a subsidiary of the Investment Manager, pursuant to which AllianceBernstein Investor Services, Inc. acts as transfer agent of the Fund. For the years ended December 31, 2025 and December 31, 2024 the Fund incurred $0.1 million and $0.1 million, respectively, pursuant to the transfer agent agreement.

Proposal 1: Approval of the Deemed Assignment of the Management Agreement

Background

On March 26, 2026, Equitable Holdings, Inc., a Delaware corporation (“Equitable”), the owner of AB and the indirect owner of the Investment Manager, entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Equitable, Corebridge Financial, Inc., a Delaware corporation (“Corebridge”), and various Corebridge subsidiaries. Equitable and Corebridge have agreed, subject to the terms and conditions of the Merger Agreement, to effect an all-stock merger transaction to combine their respective businesses into a newly formed company (“HoldCo”) (such transaction, the “Merger”). Equitable is the indirect parent of AllianceBernstein Corporation, the general partner of AB. Equitable also holds 68% of the outstanding partnership interests of AB.

At the effective time of the Merger, each issued and outstanding share of Equitable and Corebridge common stock, outstanding performance share units granted under any Equitable stock plan and preferred stock will be converted into, and become exchangeable for, newly created corresponding shares of HoldCo common stock or preferred stock with substantially identical powers, preferences, privileges and rights as the previously issued Equitable or Corebridge common or preferred stock. Upon closing, current Equitable stockholders will own approximately 49% of HoldCo and current Corebridge stockholders will own approximately 51% of HoldCo. HoldCo will be the indirect parent of AllianceBernstein Corporation and will hold 68% of the outstanding partnership interests of AB.

Currently, AB and its affiliates do not anticipate that the Merger will have a material impact on AB or any affiliate of AB providing services to the Fund, including to AB in its capacity as the Investment Manager. AB’s current leadership and key investment teams are expected to stay in place, and no change in senior management’s strategy for AB (including in its capacity as the Investment Manager) is anticipated as a result of the implementation of the Merger.

Completion of the Merger is subject to certain regulatory approvals and other conditions. This planned Merger gives rise to the Management Agreement Proposal.

Assignment and Section 4.11 of the Operating Agreement

The Operating Agreement provides that, without the consent of a Majority of the non-Affiliated Members, the Fund may not enter into any transaction, with respect to the Operating Agreement or any investment advisory contract between the Fund and the Investment Manager, that would constitute an “assignment” as such term is defined under the Advisers Act. Such transaction is often referred to as a “Change of Control Event.”

Whether a particular transaction results in a Change of Control Event depends on the facts and circumstances of the transaction. Section 2(a)(9) of the Investment Company Act of 1940, as amended (the “1940 Act”), defines the term “control” as “the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.” Section 2(a)(9) also creates certain rebuttable presumptions concerning “control” based on the ownership of a company’s voting securities. A “person” (defined to include individuals as well as companies) is presumed to “control” a company if the person beneficially owns more than 25% of the company’s voting securities, and is presumed not to control a company if the person beneficially owns 25% or less of the company’s voting securities “unless control actually exists in fact.”

Under federal securities laws, the term “beneficial owner” is defined as a person who, either directly or indirectly, has or shares: (1) “voting power which includes the power to vote, or to direct the voting of” the ownership interest; or (2) “investment power which includes the power to dispose, or to direct the disposition of” the ownership interest. Using these definitions, any transaction that results in a change in beneficial ownership of a block of more than 25% of the voting securities of an adviser results in a Change of Control Event and an assignment of the advisory contract causing its immediate termination. When that occurs, as anticipated with respect to Equitable, as majority owner of AB, in the Merger, the requirement to obtain the consent of a Majority of the Non-Affiliated Members provision of the Operating Agreement will be triggered.

It is anticipated that the closing of the Merger may be deemed a Change of Control Event, resulting in a requirement for the Fund to obtain consent to the deemed “assignment” of the Management Agreement of the Fund. In order to ensure that the existing investment advisory services can continue uninterrupted following the Merger, the Board has recommended that Members provide consent to the deemed assignment of the Management Agreement in connection with the Merger Agreement. Members are being asked to provide such consent.

Discussion

Members of the Fund are being asked to consider and consent to approve the deemed assignment of the Management Agreement to ensure that existing investment advisory services can continue uninterrupted following the closing of the Merger. As discussed above in the section entitled “Background,” the closing of the Merger may result in a Change of Control Event, which would require consent of a Majority of the non-Affiliated Members in respect of the continuation of the Management Agreement.

The Board recommends that Members of the Fund consent to approve the deemed assignment of the Management Agreement.

Description of the Management Agreement

The description of the Management Agreement that follows is qualified entirely by reference to the Management Agreement included in Exhibit A to this Consent Solicitation Statement, which is unchanged from the existing Management Agreement.

Material Terms of the Management Agreement

Contractual Management Fee

No change in the contractual advisory fees for the Fund is proposed in connection with the Management Agreement Proposal. The management fee, incentive fee and other fee provisions of the Management Agreement are identical to those of the Management Agreement as currently in effect in all material respects.

Services

No change to the advisory services provisions of the Management Agreement is proposed in connection with the Management Agreement Proposal. The Management Agreement provides that the Investment Manager will, subject to the oversight of the Board and in accordance with the Fund’s investment objective, policies and restrictions as in effect from time to time, manage the investment and reinvestment of the assets of the Fund and administer its affairs. In this regard, it is the responsibility of the Investment Manager to make investment and reinvestment decisions for the Fund and to place the purchase and sale orders for the Fund. The Investment Manager provides research and advice, continuously supervises the investment portfolio of the Fund and pays the costs of certain clerical and administrative services involved in portfolio management.

Reimbursement of Expenses

No change to the expense reimbursement provisions of the Management Agreement is proposed in connection with the Management Agreement Proposal. The Management Agreement includes a provision for the reimbursement to the Investment Manager of the costs of certain administrative services, including clerical, accounting, legal and other services, that the Investment Manager provides to the Fund at the request of the Fund. The specific terms of expense reimbursement are as provided in the Operating Agreement and any applicable expense limitation or reimbursement agreement between the Fund and the Investment Manager.

Exculpatory Provisions and Limitation of Liability

No change to the exculpatory and limitation of liability provisions of the Management Agreement is proposed in connection with the Management Agreement Proposal. The Management Agreement provides that the

Investment Manager shall not be liable thereunder for any action taken or omitted to be taken by the Investment Manager in connection with the performance of any of its duties or obligations, provided that nothing in the Management Agreement shall be deemed to protect, or purport to protect, the Investment Manager against any liability to the Fund or to its Members to which the Investment Manager would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Investment Manager’s duties thereunder, or by reason of the Investment Manager’s reckless disregard of its obligations and duties thereunder.

Term, Continuance and Termination

No change to the term and continuance provisions of the Management Agreement is proposed in connection with the Management Agreement Proposal. The Management Agreement would continue its current one-year term, with annual renewals, except that it may be terminated by the Investment Manager or the Fund upon 60 days’ prior written notice by the terminating party.

Board Recommendation For Members to Approve the Management Agreement

As described above, the Merger will result in a Change of Control Event for the Investment Manager, which in turn requires the consent of the Majority of the non-Affiliated Members in respect of the Management Agreement.

The Board believes that (i) the Investment Manager provides high-quality services to the Fund, (ii) the nature, extent and quality of the services provided by the Investment Manager has benefited and will likely continue to benefit the Fund, (iii) the Fund’s performance warrants continuation of the Investment Manager’s services, and (iv) the Board recommends to Members that they consent to the deemed assignment of the Management Agreement.

Interests of Certain Persons in the Management Agreement Proposal

The Investment Manager and its affiliates have a financial interest in the approval of the Management Agreement, as their continued receipt of management fees, incentive fees and any other compensation from the Fund is contingent upon the Management Agreement remaining in effect. No Director or officer of the Fund will receive any direct compensation from the Fund in connection with the Management Agreement Proposal. Certain interested Directors who are also officers, employees or principals of the Investment Manager or its affiliates may be considered to have an indirect financial interest in the consent to the deemed assignment of the Management Agreement as a result of their affiliations.

The Board is not aware of any other material interest of any Director, officer, or nominee of the Fund in the Management Agreement Proposal beyond those described in this Consent Solicitation Statement.

Vote Required; Consent Standard

Approval of the Management Agreement Proposal requires the consent of a Majority of the non-Affiliated Members. “Majority of the non-Affiliated Members” means, as of the date of determination, Members that are not Affiliates of the Investment Manager that hold a majority-in-interest of Units held by all non-Affiliated Members. Failure to submit a Member Consent Form, or to otherwise object in writing to the Management Agreement Proposal, within forty-five (45) days of the Member Consent Form being delivered to the Member, will be deemed to be consent in favor of the Management Agreement Proposal.

THE BOARD OF DIRECTORS OF THE FUND UNANIMOUSLY RECOMMENDS THAT MEMBERS CONSENT “FOR” THE APPROVAL OF THE MANAGEMENT AGREEMENT PROPOSAL.

ADDITIONAL INFORMATION

Principal Address of Investment Manager

The principal address of the Fund’s Investment Manager is AllianceBernstein L.P., 66 Hudson Boulevard East, New York, New York 10001.

Other Business

The Board is not aware of any other matters that will be presented for Member action in connection with this Consent Solicitation other than the Management Agreement Proposal set forth herein.

Dissenters’ Rights

Members are not entitled to dissenters’ rights or appraisal rights under the Operating Agreement or applicable Delaware law in connection with the Management Agreement Proposal.

WHERE YOU CAN FIND MORE INFORMATION

The Fund is subject to certain reporting requirements set forth in the Exchange Act, including the filing of annual, quarterly and current reports, consent solicitation statements and other information with the SEC. Members and other interested persons may review the Fund’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other SEC filings free of charge at the SEC’s EDGAR website at www.sec.gov.

The Fund’s Annual Report on Form 10-K will be furnished to Members, without exhibits, at no charge, upon written request to the Fund’s offices at 66 Hudson Boulevard East, New York, New York 10001, Attention: Secretary. Upon payment of a reasonable fee, Members may also obtain a copy of the exhibits to the Fund’s Annual Report on Form 10-K.

EXHIBITS

Exhibit A: Management Agreement between AB Commercial Real Estate Private Debt Fund, LLC and AllianceBernstein L.P.

Exhibit B: Form of Member Consent Form

Exhibit A

EXECUTION VERSION

SECOND AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT

Dated as of June 20, 2022

This Second Amended and Restated Investment Management Agreement is made and entered into as of the date set forth above by and between AB Commercial Real Estate Private Debt Fund, LLC, a Delaware limited liability company (the “Company”) and AllianceBernstein L.P., a Delaware limited partnership (the “Investment Manager”). Capitalized terms used in the preamble and recitals of this Agreement and not otherwise defined therein are defined in Section 1.

R E C I T A L S:

WHEREAS, the Company has been organized for the purpose, among others, of investing, directly or indirectly (including through one or more Subsidiaries), in Portfolio Investments;

WHEREAS, the Company desires to avail itself of the experience, sources of information, advice and assistance of the Investment Manager and to have the Investment Manager perform various investment management services for the Company;

WHEREAS, the parties hereto previously entered into the Investment Management Agreement dated November 5, 2021 (the “Initial Management Agreement”);

WHEREAS, the parties hereto previously amended and restated the Initial Management Agreement on April 1, 2022 (the “Previous Management Agreement”);

WHEREAS, the Investment Manager is willing to continue to perform such services under the terms and conditions as set forth herein and in accordance with the Company Documents;

WHEREAS, pursuant to Section 20 of the Previous Management Agreement, the Previous Management Agreement may be amended and restated with the consent of the parties thereto; and

WHEREAS, the parties hereto now desire to amend and restate the Previous Management Agreement in its entirety to make certain modifications as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that the Previous Management Agreement shall hereby be amended and restated in its entirety to read as follows:

Section 1. Definitions.

(a) Unless otherwise expressly provided in this Agreement, the following terms used in this Agreement shall have the following meanings:

“AB Entity”	means AllianceBernstein Holdings L.P., AllianceBernstein Corporation, the Investment Manager, and any and all subsidiaries of any of the foregoing.

“Administrator”	means any firm or firms as the Company may select for the purpose of maintaining the Company’s books and records and performing administrative services (which may include back-office and mid-office services), including tax and accounting functions, as well as the responsibility for calculating the Net Asset Value of the Company’s Units.

“Advisers Act”	means the U.S. Investment Advisers Act of 1940, as amended.

“Affiliate”	means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. Each executive officer, director or the general partner of the Investment Manager (and each executive officer or director of such general partner), shall be deemed to be an “Affiliate” of the Company. Except as expressly provided in this Agreement, no Member shall be deemed to be an “Affiliate” of the Company solely by reason of being a Member of the Company.

For purposes of this definition, “control” (including “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement”	means this Second Amended and Restated Investment Management Agreement.

“Business Day”	means a day the New York Stock Exchange, the NYSE Arca Equities or the NYSE MKT exchanges are open for business.

“Capital Call”	shall have the meaning set forth in the LLC Agreement.

“Capital Commitment”	means, with respect to each Member, the amount of cash such Member has agreed to contribute to the Company for the purchase of Units pursuant to the related Subscription Agreement, as may be adjusted pursuant to the terms of the LLC Agreement.

“Capital Contribution”	shall have the meaning set forth in the LLC Agreement.

“Code”	means the Internal Revenue Code of 1986, as amended.

“Commitment Facility”	shall have the meaning set forth in Section 4(a)(vii).

“Company”	shall have the meaning set forth in the preamble of this Agreement.

“Company Documents”	means the LLC Agreement and the Memorandum.

“Company Expenses”	shall have the meaning set forth in the LLC Agreement.

“Expense Limitation Agreement”	means the Expense Limitation Agreement by and between the Company and Investment Manager, as the same may be amended from time to time.

“Financing Subsidiary”	means a direct or indirect subsidiary of the Company, including without limitation, a bankruptcy remote special purpose entity that will enter into a credit facility or issue debt.

“Founding Member”	shall have the meaning set forth in Section 7(b).

“GAAP”	means U.S. generally accepted accounting principles, in effect from time to time.

“Indemnified Losses”	shall have the meaning set forth in the LLC Agreement.

“Initial Closing Date”	shall have the meaning set forth in the LLC Agreement.

“Initial Management Agreement”	Shall have the meaning set forth in the recitals hereto.

“Investment”	means each investment made, directly or indirectly as appropriate in the context used herein (including through a Subsidiary), by the Company, including Portfolio Investments, Temporary Investments and hedging transactions, derivatives and exchange traded funds, the securities or instruments issued as a dividend thereon, in a reclassification with respect thereto or an exchange therefor.

“Investment Manager”	shall have the meaning set forth in the preamble of this Agreement.

“Lenders”	shall have the meaning set forth in the LLC Agreement.

“LLC Agreement”	means the Amended and Restated Limited Liability Company Operating Agreement of the Company, as the same may be amended from time to time.

“Management Fee”	shall have the meaning set forth in Section 7(a).

“Member”	means each Person admitted as a Member of the Company in accordance with the LLC Agreement, including any Persons hereafter admitted as Members in accordance with the LLC Agreement and excluding any Persons who cease to be Members in accordance with the LLC Agreement.

“Memorandum”	means the Confidential Memorandum of the Company, as the same may be amended or supplemented from time to time.

“Net Asset Value”	shall have the meaning set forth in the LLC Agreement.

“Organizational Expenses”	shall have the meaning set forth in the LLC Agreement.

“Other Accounts”	means other accounts to which the Investment Manager or any of its Affiliates provides investment services.

“Other Agreements”	shall have the meaning set forth in the LLC Agreement.

“Person”	means an individual, a corporation, a company, a voluntary association, a partnership, a joint venture, a limited liability company, a trust, an estate, an unincorporated organization, any governmental authority or agency or other entity.

“Portfolio Investments”	means such portfolio investments that may be acquired or held by the Company as set forth in the Memorandum.

“Post Commitment Period Capital Call”	shall have the meaning set forth in the LLC Agreement.

“Previous Management Agreement”	Shall have the meaning set forth in the recitals hereto.

“Proceeding”	means any claim, demand, action, suit or proceeding (civil, criminal, administrative or investigative, which includes formal and informal inquiries and “sweep” examinations in connection with the Company’s investment activity), actual or threatened.

“Protected Person”	means: (i) each AB Entity, (ii) any member, partner, officer, employee, legal representative (e.g., executors, guardians and trustees) or Affiliate of any AB Entity, and (iii) any Person who serves at the request of the Investment Manager hereunder on behalf of the Company as a member, partner, officer, employee or legal representative (e.g., executors, guardians and trustees) of any other Person, including, without limitation, the Company and any AB Entity.

“REIT”	means “real estate investment trust” as defined in Section 856(a) of the Code.

“Related Investor”	shall have the meaning set forth in the LLC Agreement.

“Remaining Commitment”	shall have the meaning set forth in the LLC Agreement.

“Subscription Agreement”	means each subscription agreement between the Company and each of the Members pursuant to which the Members acquired their Units.

“Subsidiary”	means one or more subsidiary investment vehicles that are managed and/or sponsored by the Investment Manager that the Company may invest through or otherwise utilize in order to achieve certain tax, regulatory and/or administrative efficiencies.

“Temporary Investment”	means monies held by the Company invested in (i) cash, (ii) U.S. Treasury securities, (iii) short-term investment grade debt securities, (iii) money market funds, (iv) time deposits, (iv) securities issued or guaranteed by any agency or instrumentality of the United States, and (iv) any other comparable investments approved by the Company (including investments that do not earn any interest).

“Units”	means limited liability company units of the Company.

(b) Capitalized terms that are not defined in this Agreement shall be defined as set forth in the Memorandum.

Section 2. Interpretation and Construction.

(a) In this Agreement, unless a clear contrary intention appears:

(i) common nouns and pronouns and any variation thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person, Persons or other reference in the context requires;

(ii) where specific language is used to clarify by example a general statement contained in this Agreement, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates;

(iii) “any” shall mean “one or more”;

(iv) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and

(v) all references to “funds”, “dollars” or “payments” shall mean United States dollars.

(b) The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of construction or interpretation requiring this Agreement to be construed or interpreted against any party shall apply.

(c) Unless otherwise specified in this Agreement, all accounting terms used in this Agreement shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

Section 3. Appointment of the Investment Manager. The Investment Manager shall act on behalf of the Company as its delegate and shall have all rights, power, authority, discretion, duties and responsibilities in respect of the Company, including without limitation the responsibility for the investment and re-investment of the cash, Investments and other properties comprising the assets of the Company and the day-to-day management and administration of the Company. The Investment Manager undertakes to give the Company the benefit of its best judgment and efforts in rendering its services.

Section 4. Authority of the Investment Manager.

(a) In connection with its obligations hereunder, the Investment Manager shall have the authority for and in the name of the Company, subject to Section 6, to:

(i) provide research and analysis and direct the formulation of investment policies and strategies for the Company;

(ii) make, own, manage, supervise and dispose of Investments, and to execute and deliver in the Company’s name any and all instruments necessary to effectuate such transactions;

(iii) make all elections, investigations, evaluations and decisions (including the voting or disposition of Portfolio Investments held by the Company) binding the Company thereby that may, in the reasonable judgment of the Investment Manager, be necessary or desirable for the acquisition or disposition of any Investment by the Company or to protect or enhance the value of any Investment in connection with amendments, waivers or modifications thereof;

(iv) enter into any hedging transaction (including without limitation hedging for interest rate, currency and other market and investment risks) as the Investment Manager shall determine in its reasonable discretion to be necessary or desirable in connection with any Investment; and

(v) manage the investment activities of the Company in accordance with the LLC Agreement to the extent consistent with the provisions hereof;

(vi) open, maintain and close accounts, including custodial accounts, with banks, including banks located outside the United States, and wire funds, draw checks, or make other orders for the payment of monies;

(vii) either directly or through a Financing Subsidiary, borrow funds and otherwise incur indebtedness, obtain lines of credit, loan commitments or letters of credit for the account of the Company, from one or more Lenders, for working capital purposes (including, but not limited to, paying Company Expenses or managing cash flows from Capital Commitments), and issue guaranties with respect to any such borrowings by any Financing Subsidiary; provided that in connection with the foregoing, any such financing and/or guaranty may be secured by an assignment, pledge, mortgage, charge or other security interest in (i) the Capital Commitments, the Company’s right to initiate Capital Calls and Post Commitment Period Capital Calls and collect the Capital Contributions of the Members and to enforce their obligations to make Capital Contributions to purchase Units, and (ii) a Company collateral account into which the payment by the Members of their Remaining Commitments are to be made, and all claims, rights and interests relating to or arising from clause (i) or this clause (ii) (including, without limitation, the right to exercise any remedies of the Company under or related to the LLC Agreement in respect of any such Capital Calls and Post Commitment Period Capital Calls or such Capital Contribution), which may be granted to the Lenders pursuant to any security documentation entered into between the Company and any Lender (any such arrangement, a “Commitment Facility”);

(viii) subject to Section 4.10 of the LLC Agreement, enter into and perform any transaction in which the Investment Manager or any Affiliate of the Investments Manager purchases property from, sells property to, or otherwise deals with the Company, any Member or any Affiliate of any such Persons, or obtain services from any Affiliate of the Investment Manager, any Member or any Affiliate of such Persons;

(ix) incur expenses and other obligations on behalf of the Company (including the incurrence of debt, leverage or the borrowing of money) in accordance with this Agreement, and, to the extent that funds of the Company are available for such purpose, pay all such expenses and obligations;

(x) establish reserves for contingencies and for any other Company purpose;

(xi) prepare and file all necessary returns and statements, pay all taxes, assessments and other impositions applicable to the assets of the Company, and, as required by applicable law, withhold amounts with respect thereto from funds otherwise distributable to any Member, or engage a service provider on behalf of the Company to provide such services;

(xii) prepare and cause to be prepared reports, statements and other information for distribution to Members, or engage a service provider on behalf of the Company to provide such services;

(xiii) maintain books and records of the Company, including pursuant to Section 9.05 of the LLC Agreement (copies of which shall be kept at the principal place of business of the Company or other location designated by the Company), or engage a service provider on behalf of the Company to provide such services;

(xiv) bring and defend actions and proceedings at law or in equity and before any governmental, administrative or other regulatory agency, body or commission;

(xv) retain an Administrator and to cause the Company to compensate the Administrator for administrative services;

(xvi) enter into Other Agreements with Members containing such terms and conditions as determined by the Investment Manager;

(xvii) provide the Administrator or other service providers to the Company with such information and instructions as may be necessary to enable such service providers to perform their duties in accordance with the applicable agreements;

(xviii) engage attorneys, independent accountants, other service providers and such other Persons as the Investment Manager may deem necessary or advisable;

(xix) to delegate the valuation of the Company’s assets to the Administrator;

(xx) authorize any partner, member, employee or other agent of the Investment Manager or its Affiliates or other agent of the Company to act for and on behalf of the Company in all matters incidental to the foregoing;

(xxi) enter into, and take any action under, any contract, agreement or other instrument as the Investment Manager shall reasonably determine to be necessary or desirable to further the purposes of the Company, including without limitation granting or refraining from granting any waivers, consents and approvals with respect to any of the foregoing and any matters incident thereto; and

(xxii) do any and all acts on behalf of the Company as it may deem necessary or advisable in connection with the maintenance and administration of the Company and/or the preservation of the Company’s status as a REIT.

Section 5. Status of the Investment Manager. The Investment Manager shall, for all purposes hereof, be an independent contractor and not an employee of the Company, and nothing in this Agreement shall be construed as making the Company a partner or co-venturer with the Investment Manager or any of its Affiliates or Other Accounts. The Investment Manager shall not have authority to act for, represent, bind or obligate the Company, except as specifically provided in this Agreement. The Investment Manager and any of its Affiliates may serve as directors, advisers, managers or consultants to others.

Section 6. Investments. All investments of the Company and other activities undertaken by the Investment Manager on behalf of the Company shall at all times conform to and be in accordance with the requirements imposed by the following:

(a) any provisions of applicable law;

(b) provisions of the Company Documents; provided, however, that the Investment Manager shall not be bound by any update, modification or amendment of the Company Documents unless and until it has been given notice thereof in accordance with Section 18 and has been provided with a copy of such update, modification or amendment;

(c) any and all requirements that must be met and maintained by the Company in order to qualify as a REIT; and

(d) any and all requirements that must be met and maintained by the Company in order for the Company to rely upon the exception provided by Section 3(c)(5) of the Investment Company Act of 1940, as amended, in order for the Company not to have to register as an investment company thereunder.

Section 7. Management Fee.

(a) The Company will pay the Investment Manager, on a quarterly basis, a management fee (the “Management Fee”) in respect of each Member, in arrears, equal to the Applicable Percentage (as defined below) of such Member multiplied by the sum of (i) the Net Asset Value of the Units and (ii) the product of (a) all unfunded commitment amounts under any Portfolio Investments with ongoing funding obligations (e.g., delayed-draw term loans) and (b) the Indebtedness Fraction (as defined below), each of (i) and (ii) as of the last day of each calendar quarter. For the avoidance of doubt, the Management Fee shall not be charged with respect to any portion of the Company’s assets that are attributable to direct leverage. The “Indebtedness Fraction” means an amount equal to one minus a fraction, the numerator of which is the total outstanding portfolio level indebtedness of the Company, and the denominator of which is the principal amount of any Portfolio Investments held by the Company. A Member’s “Applicable Percentage” shall be as set forth below:

Aggregate Capital Commitment of a Member	Applicable Percentage
$50,000 - $500,000	1.50%
$500,001 - $1,000,000	1.40%
$1,000,001 - $3,000,000	1.30%
$3,000,001 - $5,000,000	1.15%
$5,000,001 and over	1.00%

(b) Notwithstanding the foregoing, with respect to any Member that makes a Capital Commitment on the Initial Closing Date (each, a “Founding Member”), the Management Fee shall be waived (and shall not be charged) with respect to such Founding Member (including any additional Capital Commitments made by such Founding Member) until the six month anniversary of the Initial Closing Date.

(c) Payment of the Management Fee shall be made within ten (10) days of the last day of each calendar quarter, or as soon as reasonably practicable thereafter.

(d) The Management Fee charged with respect to a Member shall be prorated for any Capital Contribution or repurchase of Units that is effective other than as of the first day of a calendar quarter.

(e) The Investment Manager may, in its discretion, reduce, waive or calculate differently the Management Fee charged at the Company level with regard to the Units held by certain Members, including, without limitation, a Related Investor, so long as such reduction, waiver or calculation does not result in a preferential dividend under Section 562(c) of the Code.

Section 8. Expenses of the Investment Manager. In consideration for the Management Fee, the Investment Manager shall pay, without reimbursement by the Company, all of its own ordinary administrative, operating and overhead expenses and, except as provided herein, the Investment Manager and its Affiliates shall be responsible for the expenses of providing their services to the Company, including overhead expenses (including general systems and technology, but excluding systems, data and technology developed or purchased for the predominant benefit of the Company’s investment program), office expenses and compensation of their respective employees.

Section 9. Expenses of the Company.

(a) The Company shall bear its own expenses in accordance with the provisions of Section 4.08 of the LLC Agreement. To the extent that expenses to be borne by the Company are paid by the Investment Manager, the Company shall reimburse the Investment Manager for such expenses.

(b) The Investment Manager shall be reimbursed by the Company for Organizational Expenses. Pursuant to the Expense Limitation Agreement, the Investment Manager may determine to limit Organizational Expenses and Company Expenses in the aggregate that are borne by the Company to the extent necessary to prevent Organizational Expenses and Company Expenses, on an annualized basis, from exceeding a percentage determined by the Investment Manager in its discretion. This limit shall be maintained until the third anniversary of the Initial Closing Date. Pursuant to such limit, any fees waived and expenses borne by the Investment Manager may be reimbursed by the Company during the three year period that such limit is in place, provided that no reimbursement payment shall be made that would cause the Company’s expenses to exceed the same limit. Notwithstanding the foregoing, extraordinary expenses (including, but not limited to, litigation expenses, indemnification expenses, lender liability expenses and other expenses not incurred in the ordinary course of the Company’s business), the Management Fee, the Incentive Fee, interest expenses, financing costs and expenses, reserves for and costs associated with determining current expected credit losses, loan servicing fees and expenses, and other fees and expenses incurred in connection with the acquisition, disposition, ownership and operation of the Portfolio Investments shall not be included as Company Expenses for purposes of calculating the foregoing expense limit.

Section 10. Exculpation; Indemnification. The Company shall exculpate and indemnify each Protected Person in accordance with Sections 4.06 and 4.07 of the LLC Agreement.

Section 11. Activities of the Investment Manager and Others. The Investment Manager and its Affiliates may engage, simultaneously with their investment management activities on behalf of the Company, in other businesses, and may render services similar to those described in this Agreement for other Persons, and shall not by reason of such engaging in other businesses or rendering of services for others be deemed to be acting in conflict with the interests of the Company. AB Entities, in their respective individual capacities, may be Members, directors, employees, agents or officers of the Company but shall not be deemed thereby to have interests that are in conflict with the interests of the Company.

Section 12. Use of Name. The Company acknowledges that it adopted its name through the permission of the Investment Manager. The Investment Manager hereby consents to the non-exclusive use by the Company of its name (i.e., “AB Commercial Real Estate Private Debt Fund, LLC”) only for so long as the Investment Manager serves as the investment manager of the Company. The Company agrees to indemnify and hold harmless the Investment Manager and its Affiliates from and against any and all Indemnified Losses, which may arise out of the Company’s use or misuse of the applicable name or out of any breach of or failure to comply with this Section 12.

Section 13. Limitations on Reference to Investment Manager. The Company shall not distribute or circulate any sales literature, promotional or other material which contains any reference to the Investment Manager without the prior approval of the Investment Manager and shall submit in draft form all such materials requiring approval of the Investment Manager, allowing sufficient time for review by the Investment Manager and its counsel prior to any deadline for printing. If the Investment Manager ceases to furnish services to the Company, the Company at its expense:

(a) as promptly as practicable, shall take all necessary action to cause the Company Documents to be amended to accomplish a change of name to eliminate any reference to the Investment Manager; and

(b) within 60 days after the date as of which the Investment Manager ceases to furnish services to the Company, shall cease to use in any other manner, including use in any sales literature or promotional material, the name of the Investment Manager.

Section 14. Term. This Agreement shall remain in effect until December 31, 2022, and shall automatically renew from year to year thereafter, except that it may be terminated by the Investment Manager or by the Company upon 60 days’ prior written notice by the terminating party to the other party.

Section 15. Choice of Law. Notwithstanding the place where this Agreement may be executed by either of the parties hereto, the parties expressly agree that all of the terms and provisions hereof shall be governed by and construed under the laws of the State of Delaware applicable to contracts made and to be entirely performed in such state.

Section 16. Severability. If any provision of this Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such applicable law. Any provision hereof which may be held invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provisions hereof, and to this extent the provisions hereof shall be severable.

Section 17. Forum. To the fullest extent permitted by law, in the event of any Proceeding arising out of the terms and conditions of this Agreement, the parties hereto irrevocably (i) consent and submit to the personal jurisdiction of the Supreme Court, State of New York, New York County and of the US District Court for the Southern District of New York, (ii) waive any defense based on doctrines of venue or forum non conveniens, or similar rules or doctrines, and (iii) agree that all claims in respect of such a Proceeding must be heard and determined exclusively in the Supreme Court, State of New York, New York County or the US District Court for the Southern District of New York. Process in any such Proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

Section 18. Notices.

(a) Each notice relating to this Agreement shall be in writing and delivered in person, by registered or certified mail, by Federal Express or similar overnight courier service or by electronic mail (e-mail) to the intended recipient as follows:

If to the Company:

AB Commercial Real Estate Private Debt Fund, LLC

c/o AllianceBernstein L.P.

1345 Avenue of the Americas

New York, NY 10105

United States

Telephone: (212) 969-1337

E-mail: mark.manley@alliancebernstein.com

If to the Investment Manager:

AllianceBernstein L.P.

1345 Avenue of the Americas

New York, NY 10105

United States

Telephone: (212) 969-1337

E-mail: mark.manley@alliancebernstein.com

(b) Any party hereto may designate a new address by notice to that effect given to the other party. Unless otherwise specifically provided in this Agreement, a notice shall be deemed to have been effectively given when delivered personally, if delivered on a Business Day; the next Business Day after personal delivery if delivered personally on a day that is not a Business Day; four Business Days after being deposited in the United States mail, postage prepaid, return receipt requested, if mailed; on the next Business Day after being deposited for next day delivery with Federal Express or similar overnight courier; when sent, if e-mailed on a Business Day; and the next Business Day following the day on which the e-mail is sent if e-mailed on a day that is not a Business Day.

Section 19. Entire Agreement. This Agreement contains all of the terms agreed upon or made by the parties relating to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

Section 20. Amendments and Waivers. No provision of this Agreement may be amended, modified, waived or discharged except as agreed to in writing by the parties hereto. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

Section 21. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company, the Investment Manager, each Protected Person and their respective successors and permitted assigns. Any Person that is not a signatory to this Agreement but is nevertheless conferred any rights or benefits hereunder (e.g., officers, partners and employees of the Investment Manager and others who are entitled to indemnification hereunder) shall be entitled to such rights and benefits as if such Person were a signatory hereto, and the rights and benefits of such Person hereunder may not be impaired without such Person’s express written consent. No assignment (as that term is defined under the Advisers Act) by either party of all or any portion of its rights, obligations or liabilities under this Agreement shall be permitted without the prior written consent of the other party to this Agreement.

Section 22. Headings. The headings of the Sections of this Agreement are for convenience of reference only, and are not to be considered in construing the terms and provisions of this Agreement. References to “Section” in this Agreement shall be deemed to refer to the indicated Section of this Agreement, unless the context clearly indicates otherwise.

Section 23. Discretion; Good Faith. Whenever in this Agreement the Investment Manager is permitted or required to make a decision (i) in its “discretion” or under a grant of similar authority or latitude, the Investment Manager shall be entitled to consider such interests and factors as it desires, including its own interests, or (ii) in its “good faith” or under another express standard, the Investment Manager shall act under such express standard, shall not be subject to any other or different standard imposed by applicable law and may exercise its discretion differently with respect to different Members, provided that, in making any such decision described in clauses (i) and (ii) above, the Investment Manager shall act consistent with its fiduciary duties to the Company.

Section 24. Counterparts. Counterparts may be executed through the use of separate signature pages or in any number of counterparts with the same effect as if the parties executing such counterparts had all executed one counterpart. Each party understands and agrees that any portable document format (PDF) file, facsimile or other reproduction of its signature on any counterpart shall be equal to and enforceable as its original signature and that any such reproduction shall be a counterpart hereof that is fully enforceable in any court or arbitral panel of competent jurisdiction.

Section 25. Survival. The provisions of Sections provisions of Section 7 (to the extent that the Management Fee is earned by the Investment Manager prior to the termination of this Agreement), 9, 10, 12, 13, 15, 17, 18, 21, 25 and 26 shall survive the termination of this Agreement.

Section 26. Waiver of Jury Trial. EACH PARTY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY TO THE EXTENT PERMITTED BY LAW IN ANY PROCEEDING ARISING OUT OF THE TERMS AND CONDITIONS OF THIS AGREEMENT. THIS WAIVER APPLIES TO ANY PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH PARTY ACKNOWLEDGES THAT IT HAS RECEIVED THE ADVICE OF COMPETENT COUNSEL.

[The rest of this page is intentionally left blank.]

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date first set forth above.

AB COMMERCIAL REAL ESTATE PRIVATE DEBT FUND, LLC

By:	/s/ Marguerite Brogan
Name: Marguerite Brogan
Title: Director

ALLIANCEBERNSTEIN L.P.

By:	/s/ Bradford Stanley
Name: Bradford Stanley
Title: Assistant Secretary

[Signature Page for Second Amended & Restated Investment Management Agreement]

S-1

EXHIBIT B — FORM OF MEMBER CONSENT FORM

AB COMMERCIAL REAL ESTATE PRIVATE DEBT FUND, LLC

WRITTEN CONSENT OF MEMBER

This Written Consent of Member (this “Consent Form”) is being solicited by AB Commercial Real Estate Private Debt Fund, LLC (the “Fund”) pursuant to and in accordance with the Fund’s Consent Solicitation Statement dated June 23, 2026 (the “Consent Solicitation Statement”) and the Second Amended and Restated Limited Liability Company Operating Agreement of the Fund dated as of June 20, 2022 (the “Operating Agreement”). Capitalized terms used but not defined in this Consent Form shall have the meanings ascribed to them in the Consent Solicitation Statement.

Please read the Consent Solicitation Statement in full before completing this Consent Form.

The Consent Solicitation Statement and this Consent Form are available at https://proxyvotinginfo.com/p/abconsent.

Record Date; Eligibility

Only Members of record as of the close of business on June 12, 2026 (the “Record Date”) are eligible to submit this Consent Form. By submitting this Consent Form, the undersigned represents and warrants that it is a Member of record as of the Record Date.

Proposal 1: Management Agreement Proposal

To consent to the deemed assignment of the Management Agreement between AB Commercial Real Estate Private Debt Fund, LLC and AllianceBernstein L.P., as Investment Manager, as described in the Consent Solicitation Statement, subject to satisfaction of the required Member consent threshold.

The Board of Directors unanimously recommends a consent of “FOR” the Management Agreement Proposal.

Please check one of the following boxes:

☐ FOR — The undersigned hereby consents to and approves the Management Agreement Proposal as described in the Consent Solicitation Statement with respect to 100% of the Units held by the undersigned as of the Record Date.

☐ AGAINST — The undersigned hereby withholds consent to the Management Agreement Proposal as described in the Consent Solicitation Statement with respect to 100% of the Units held by the undersigned as of the Record Date. Note: A failure to check this box or otherwise object in writing to the Management Agreement Proposal on or before August 27, 2026 will be deemed to be a consent in favor of the Management Agreement Proposal.

☐ ABSTAIN — The undersigned hereby abstains from consenting to or withholding consent from the Management Agreement Proposal with respect to 100% of the Units held by the undersigned as of the Record Date. Note: An abstention will have the same effect as a consent “Against” the Management Agreement Proposal for purposes of calculating the required consent threshold.

Instructions for Submission

Please complete all fields and return this Consent Form by the Consent Deadline of August 27, 2026 at 5:00 pm ET by one of the following methods:

By Mail: Return the completed and executed Consent Form in the enclosed postage-paid envelope addressed to:

Sodali & Co Fund Solutions

PO Box 211230

Eagan, MN 55121-9984

By Email/PDF: Scan and email a completed and executed PDF copy of this Consent Form to:

sfs-meetinginfo@sodali.com

Delivery by PDF, electronic image or reproduction of a signature shall be equal to and fully enforceable as delivery of an original signature and shall constitute a fully executed counterpart of this Consent Form.

Acknowledgments

By executing and submitting this Consent Form, the undersigned hereby:

(1) represents and warrants that (i) the undersigned is a non-Affiliated Member of record of the Fund as of the Record Date, (ii) the person executing this Consent Form is a duly authorized representative of the undersigned with full authority and legal capacity to deliver this consent on behalf of the undersigned, and (iii) all authorizations, approvals and other actions required to be taken by or on behalf of the undersigned in connection with the execution and delivery of this Consent Form have been duly taken;

(2) acknowledges that it has received, read and had an opportunity to review the Consent Solicitation Statement and to ask questions of and receive answers from the Investment Manager regarding the Merger and the Management Agreement Proposal, and that all such questions have been answered to its full satisfaction;

(3) acknowledges that, upon submission of this Consent Form:

(i) the Management Agreement will continue in full force and effect in accordance with its respective terms after the closing of the Merger, without any amendment or modification thereto ; and

(ii) this Consent Form satisfies any and all notice, consent, amendment or other procedural requirements of the Operating Agreement with respect to the Management Agreement Proposal;

and

(4) acknowledges that this Consent Form, unless duly revoked before the Consent Deadline in the manner described in the Consent Solicitation Statement, shall be binding and irrevocable as of the Consent Deadline.

Revocation

A Member may revoke this Consent Form and change its position at any time before the Consent Deadline by: (i) executing and delivering to the Fund a later-dated Consent Form marked to reflect the Member’s revised election; or (ii) delivering a written notice of revocation to the Fund at: AB Commercial Real Estate Private Debt Fund, LLC, 66 Hudson Boulevard East, New York, New York 10001, Attention: Secretary. Once consents sufficient to approve or reject the Management Agreement Proposal have been received and tabulated following the Consent Deadline, no further revocations will be effective.

Signature Block

Full Legal Name of Member (print or type):

Authorized Signature:

Printed Name of Authorized Signatory:

Title:

Date:

Capacity (e.g., trustee, general partner, authorized officer — if applicable):

Units Held as of the Record Date:

Contact Email Address:

Contact Telephone Number:

If the Member is an entity and multiple authorized signatories are required under its organizational or governing documents, each such signatory must sign above or on an additional signature page. Please attach additional signature pages as necessary.

If you are signing as an attorney, executor, administrator, trustee, guardian, or in another representative capacity, please indicate your full title in the “Capacity” field above and enclose evidence of your authority, if requested by the Fund.

PLEASE BE SURE TO SIGN, DATE AND RETURN THIS CONSENT FORM ON OR BEFORE THE CONSENT DEADLINE.

THIS CONSENT FORM IS VALID ONLY WHEN SIGNED AND DATED BY A DULY AUTHORIZED REPRESENTATIVE.

SODALI REFERENCE NUMBER: _______________________

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